PRELIMINARY PROXY CARD SUBJECT TO COMPLETION

Stable Road Acquisition Corp. Special Meeting

Stable Road Acquisition Corp.
1345 Abbot Kinney Boulevard
Venice, CA 90291

SPECIAL MEETING OF STOCKHOLDERS OF STABLE ROAD ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2021.

PROXY CARD

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [•], 2021, in connection with the Special Meeting of Stockholders (the "Special Meeting") to be held at [•] Eastern Time on [•], 2021. In light of the on-going developments related to the COVID-19 pandemic and to protect the health of SRAC stockholders and the community, the Special Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast at [•], and hereby appoints [•], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all common stock of Stable Road Acquisition Corp. ("SRAC") registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS.

(Continued and to be marked, dated and signed on reverse side)

SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" PROPOSALS.

Please mark vote as indicated in this example X

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 7, 2020 (as it may be amended from time to time, the "Merger Agreement"), by and among Momentus Inc. ("Momentus"), SRAC, Project Marvel First Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of SRAC ("First Merger Sub"), and Project Marvel Second Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of SRAC ("Second Merger Sub"), pursuant to which First Merger Sub will merge with and into Momentus (the "First Merger"), with Momentus being the surviving corporation of the First Merger (the "surviving corporation"), and immediately following the First Merger, the surviving corporation will merge with and into Second Merger Sub (the "Second Merger" and, collectively with the First Merger and the other transactions contemplated by the Merger Agreement, the "Business Combination" and the Company following such Business Combination, the "Combined Company"), with Second Merger Sub being the surviving company of the Second Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement/consent solicitation statement/prospectus (the "Business Combination Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Charter Amendment Proposal — To consider and act upon a proposal to adopt the proposed Second Amended and Restated Certificate of Incorporation of the Company attached as Annex B to the proxy statement/consent solicitation statement/prospectus (the "Charter Amendment Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

The Governance Proposals — To consider and act upon, on a non-binding advisory basis, seven separate governance proposals relating to the following material differences between SRAC's existing charter and the proposed charter in accordance with the United States Securities and Exchange Commission requirements:

Proposal No. 3A — To consider and vote upon an amendment to SRAC's existing charter to increase the total number of authorized shares of all classes of capital stock from 111,000,000 shares to, following the automatic conversion of all Class B common stock into Class A common stock immediately prior to the Closing of the Business Combination, 270,000,000 shares, which would consist of (a) 250,000,000 shares of Class A common stock and (b) 20,000,000 shares of preferred stock.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3B — To consider and vote upon an amendment to SRAC's existing charter to require, with respect to any vote to increase or decrease the number of authorized shares of any class or classes of stock (but not below the number of shares then outstanding), the affirmative vote of a majority of the holders of all the then-outstanding shares of capital stock of the Combined Company entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of the Class A Common Stock voting separately as a class shall be required therefor.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3C — To consider and vote upon an amendment to SRAC's existing charter to provide, subject to the special rights of the holders of any series of preferred stock of the Combined Company, that no director may be removed from the Combined Company board except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Combined Company entitled to vote generally in the election of directors voting together as a single class;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3D — To consider and vote upon an amendment to SRAC's existing charter to require the affirmative vote of either a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships (the "Whole Board") or the holders of at least two-thirds (2/3) of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally in the election of directors, voting together as a single class, for the adoption, amendment, or repeal any provision of the bylaws (in addition to any vote of the holders of any class or series of stock of required by applicable law or by the proposed charter of the Combined Company); provided, however, that if two-thirds (2/3) of the Whole Board has approved such adoption, amendment or repeal, then only the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Combined Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3E — To consider and vote upon an amendment to SRAC's existing charter to require the affirmative vote of either a majority of the board of directors or the holders of two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Combined Company for the adoption, amendment, or repeal of certain provisions of the charter; provided that if two-thirds (2/3) of the Whole Board has approved such amendment or repeal, then only the affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of capital stock of the Combined Company will be required for the amendment or repeal of such provision;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3F — To consider and vote upon an amendment to SRAC's existing charter to clarify that the exclusive jurisdiction of the Chancery Court of the State of Delaware shall not apply to suits brought to enforce any duty or liability under the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. To the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of claims arising under the Securities Act; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3G — To consider and vote upon an amendment to SRAC's existing charter to authorize all other proposed changes, including, among others, those (i) resulting from the Business Combination, including changing the post-business combination corporate name from "Stable Road Acquisition Corp." to "Momentus Inc." and removing certain provisions relating to SRAC's prior status as a blank check company and SRAC Class B common stock that will no longer apply upon the Closing, or (ii) that are administrative or clarifying in nature, including the deletion of language without substantive effect.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Director Election Proposal — a proposal to elect, assuming the Business Combination Proposal, the Charter Amendment Proposal and the Nasdaq Proposal (as defined below) are all approved and adopted, seven directors to the Combined Company's board of directors (the "Director Election Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 — The Equity Incentive Plan Proposal — To approve and adopt the 2020 Equity Incentive Plan (the "Equity Incentive Plan") and material terms thereunder (the "Equity Incentive Plan Proposal"). A copy of the Equity Incentive Plan is attached to this proxy statement/consent solicitation statement/prospectus as Annex C.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The Employee Stock Purchase Plan Proposal — To approve and adopt the 2020 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and material terms thereunder (the "Employee Stock Purchase Plan Proposal"). A copy of the Employee Stock Purchase Plan is attached to this proxy statement/consent solicitation statement/prospectus as Annex D.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The CEO Option Grant Proposal — To approve and adopt a stock option grant and material terms thereunder (the "CEO Option Grant") to Mikhail Kokorich, the Chief Executive Officer of Momentus, effective upon Closing (the "CEO Option Grant Proposal"). A copy of the award agreement pursuant to which the CEO Option Grant will be made is attached to this proxy statement/consent solicitation statement/prospectus as Annex E.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8 — The Nasdaq Proposal — a proposal to approve, assuming the Business Combination Proposal and the Charter Amendment Proposal are approved and adopted, for purposes of complying with applicable provisions of Nasdaq Listing Rule 5635, the issuance of more than 20% of SRAC's issued and outstanding common stock in connection with the Business Combination and the private placement of shares of Combined Company Class A common stock being issued at the time of the Business Combination (the "PIPE Investment"), and the related change in control (collectively, the "Nasdaq Proposal" and, together with the Business Combination Proposal, the Charter Amendment Proposal, the Governance Proposals, the Director Election Proposal, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the CEO Option Grant Proposal, the "Proposals").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Date:____ , 2020

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(Signature)

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(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.